UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 30, 2020 (January 28, 2020)

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street            Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262) 638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01     Entry into a Material Definitive Agreement.

On January 28, 2020, Twin Disc, Incorporated (the “Company”) entered into an Amendment No. 3 to Credit Agreement (the “Third Amendment”) that amends the Credit Agreement dated as of June 29, 2018 (the “Credit Agreement”) between the Company and BMO Harris Bank, N.A. (the “Bank”). The Third Amendment restates the financial covenant provisions related to the maximum allowable ratio of total funded debt to earnings before interest, taxes, depreciation and amortization (as defined in the agreement) (“EBITDA”) from 3.00 to 1.00 to 4.00 to 1.00 for the quarter ended December 27, 2019, 5.00 to 1.00 for the quarter ending March 27, 2020, 4.00 to 1.00 for the quarter ending June 30, 2020, 3.50 to 1.00 for the quarter ending September 25, 2020 and 3.00 to 1.00 for quarters ending on or after December 25, 2020. For purposes of determining EBITDA, the Third Amendment adds back extraordinary expenses (not to exceed $3.9 million) related to a previously reported isolated product performance issue on one of the Company’s oil and gas transmission models at certain installations. The Third amendment also restates the definition of “Applicable Margin” to be applied to revolving loans and term loans based on the then current Total Funded Debt to EBITDA ratio as of the pricing date for such loan. The Company also agreed to provide the Bank with 12-month financial forecasts at the end of each calendar month during calendar year 2020.

The Third Amendment also contains provisions relating to the possible discontinuation or obsolescence of the London Interbank Offered Rate (“LIBOR”). Upon the occurrence of a LIBOR Transition Event (as defined in the Third Amendment), the Bank, with the consent of the Company, may amend the Credit Agreement to replace LIBOR-based rates (or rates that include a LIBOR component in determining the applicable rate) with new rates based on a Benchmark Replacement (as defined in the Third Amendment) used by the Bank in other financing transactions of similar size and nature.

The above description of the Third Amendment is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Amendment No. 3 to June 29, 2018 Credit Agreement between Twin Disc, Incorporated and BMO Harris Bank, N.A.

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2020	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary